                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No._)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant Sec.240.14a-12

MEDIA SCIENCES INTERNATIONAL, INC.
------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

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                       MEDIA SCIENCES INTERNATIONAL, INC.
                                40 BOROLINE ROAD
                           ALLENDALE, NEW JERSEY 07401

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON NOVEMBER 21, 2002

DATE:    Thursday, November 21, 2002
TIME:    1:00 P.M., local time
PLACE:   American Stock Exchange, 86 Trinity Place, New York, New York 10006

PURPOSES OF THE MEETING:

      o     To elect six members of the Board of Directors to serve until the next Annual Meeting and until their successors have been duly elected and qualifed;
      o     To ratify the selection of Wiss & Company, LLP as our independent certified public accountants for the fiscal year ending June 30,
            2003; and
      o     To act on such other business as may properly come before the Annual
            Meeting or any adjournment thereof.

      These matters are more fully described in the Proxy Statement accompanying this Notice.

RECORD DATE:

      September 27, 2002 is the record date for the meeting.

      This means that owners of our common stock at the close of business on that date are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting. The stock transfer books will remain open between the record date and the date of the Annual Meeting.

      All stockholders are cordially invited to attend the meeting in person.
      However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy card as promptly as possible in the enclosed self-addressed envelope. Any stockholder attending the meeting may vote in person even if he or she returned a proxy. However, if a stockholder's shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the meeting, the stockholder must obtain from the record holder a proxy issued in his or her name.

                                    By order of the Board of Directors

                                    /s/ Frances Blanco
                                    Frances Blanco
                                    Secretary

Allendale, New Jersey
October 21, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND
RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE
ELECTRONICALLY VIA THE INTERNET OR TELEPHONE.

________________________________________________________________________________

                                TABLE OF CONTENTS

                                                                            Page

Voting Information                                                            3
Proposal No. 1.  Election of Directors                                        4
     Nominees                                                                 4
     Required Votes                                                           4
     Business Experience of Nominees                                          4
     Director Compensation                                                    6
     Board Committees and Meetings                                            6
     Report of the Audit Committee                                            6
     Executive Compensation                                                   8
     Section 16(a) Beneficial Ownership Reporting Compliance                 11
     Certain Relationships and Related Transactions                          11
Stock Ownership                                                              13
Proposal No. 2.  Ratification of Selection of Independent Accountants        15
Stockholder Proposals                                                        16
Annual Report                                                                16
Other Action at Meeting                                                      16
Voting Via the Internet or by Telephone                                      16

________________________________________________________________________________

                       MEDIA SCIENCES INTERNATIONAL, INC.

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                               VOTING INFORMATION

DATE, TIME AND PLACE OF MEETING

The enclosed Proxy is solicited on behalf of the Board of Directors of Media
Sciences International, Inc., a Delaware corporation, for use at the Annual
Meeting of Stockholders to be held on Thursday, November 21, 2002 at 1:00 p.m., local time, at the American Stock Exchange, 86 Trinity Place, New York, New York
10006, or at any adjournment of the Annual Meeting for the purposes set forth in the accompanying Notice of Annual Meeting. We intend to mail this Proxy
Statement and the accompanying Notice of Annual Meeting on or about October 28,
2002, to all stockholders entitled to vote at the Annual Meeting and to those entitled to notice of the proposals.

PURPOSE OF MEETING

The proposals that will be considered and acted on at the Annual Meeting are summarized in the Notice of Annual Meeting. Each proposal is described in more detail in this Proxy Statement.

WHO CAN VOTE?

You can vote if you were a stockholder of record of our common stock as of the close of business on September 27, 2002.

Each share of common stock gets one vote and there is no cumulative voting. As of September 27, 2002, there were issued and outstanding 3,531,363 shares of common stock and 547,500 shares of preferred stock. Our common stock is the only class of voting stock.

REVOCABILITY OF PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to Media Sciences (attention:
Frances Blanco, Secretary) a written notice of revocation or a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

      o     ELECTION OF DIRECTORS. The affirmative vote of a plurality of the shares present and entitled to vote is required.
      o     RATIFICATION OF ACCOUNTANTS. The affirmative vote of a majority of the outstanding voting shares of the quorum is required.

Abstentions and broker non-votes (which may occur if a beneficial owner of stock whose shares are held in a brokerage or bank account fails to provide the broker or the bank voting instructions as to such shares) with respect to approval of a proposal effectively count as votes against approval of such proposal.

SOLICITATION

The attached Proxy is solicited on behalf of our Board of Directors. We will bear the cost of soliciting proxies. Proxies may be solicited by certain of our directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile. In addition, we may retain the services of one or more firms to assist in the solicitation of proxies, and may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

________________________________________________________________________________

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

NOMINEES

The names of the nominees for directors and their positions and offices with
Media Sciences are described in the table below. As of the date of this Proxy
Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director. For fiscal year 2003, we intend to have a
Board of Directors consisting of six persons, which may be otherwise increased or decreased in accordance with our by-laws. The six nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual
Meeting will be elected directors of Media Sciences to serve until the next
Annual Meeting and until their successors have been elected and qualified.

The following incumbent directors are being nominated for re-election to the
Board:

----------------  ---  ------------------------------------------------------------
Name              Age  Position
----------------  ---  ------------------------------------------------------------
Michael W. Levin  37   Chief Executive Officer, President and Chairman of the Board
Frances Blanco    41   Vice President Marketing and Investor Relations, Treasurer,
                          Secretary and Director
Paul C. Baker     65   Director
Edwin Ruzinsky    69   Director
Donald Gunn       50   Director and Vice President of Media Sciences, Inc.
Henry Royer       70   Director
----------------  ---  ------------------------------------------------------------

REQUIRED VOTES

Directors are elected by a plurality of votes cast. Votes withheld and broker non-votes are not counted toward a nominee's total.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

BUSINESS EXPERIENCE OF NOMINEES

MICHAEL W. LEVIN, CHIEF EXECUTIVE OFFICER, PRESIDENT AND CHAIRMAN OF THE BOARD:
Michael W. Levin has served as our Chief Executive Officer, President and
Chairman of the Board since June 18, 1998. Before June 1998, he had served as
President, Treasurer, Secretary and Chairman of Media Sciences' predecessor,
Cadapult Graphic Systems Inc. ("CGSI") since 1987, when he founded CGSI while attending Lehigh University. He is responsible for a senior management team as well as merger and acquisition activity and corporate finance. Recently, Mr.
Levin was recognized in Business News New Jersey's annual "40 under 40" issue, which profiles the state's outstanding business leaders under the age of 40. He also was selected as the honorary annual fundraising chairman for the Children's
Cancer Research Fund of New York Medical College in 1999. In 1987, Mr. Levin
graduated summa cum laude from Lehigh University, receiving a Bachelor of
Science Degree in Mechanical Engineering.

FRANCES BLANCO, VICE PRESIDENT OF MARKETING AND INVESTOR RELATIONS, TREASURER,
SECRETARY AND DIRECTOR:
Frances Blanco has served as our Vice President of Marketing and Investor
Relations, Treasurer, Secretary and a Director since June 18, 1998. From 1993 to
June 18, 1998, she served as Vice President of Marketing and Investor Relations,
Treasurer, Secretary and a director of CGSI. Blanco manages all aspects of marketing, including brand identity, demand creation and vendor relationships for us as well as investor relations. From 1984 through 1989, Blanco was a
Reseller Account Manager at Lotus, where she designed and implemented tactical channel programs. From August 1989 through June 1993, Blanco served as a
Business Development Manager at Tektronix, Inc., where she was responsible for the development of color printing standards in strategic customers. She earned a
Bachelor of Science degree in Marketing from Bentley College in 1982 and a
Masters of Business Administration degree from Boston College in 1985.

________________________________________________________________________________

PAUL C. BAKER, DIRECTOR:
Paul C. Baker has served as a Director since June 18, 1998. From 1986 to the present, he has been President of Sherwood Partners, Inc., a venture capital and management consulting company, which he founded, that focuses on developing companies with high growth potential. Prior to founding Sherwood Partners, Inc.
in 1986, Baker held numerous positions during his twenty-five years of employment with American Cyanamid Co. At Cyanamid, Baker held several domestic and international management positions, including President of Domestic
Operations from April 1975 through October 1979, President of Shulton Inc. from
October 1977 through October 1979 and Group Vice President of Cyanamid from
October 1979 through December 1984. Baker graduated from Lehigh University in
1959 with a Bachelor of Arts degree in Liberal Arts, earned a B.S.I.E. degree in
Engineering from Lehigh University in 1960, and received a Masters in Business
Administration from Fairleigh Dickinson University in 1963.

EDWIN RUZINSKY, DIRECTOR:
Edwin Ruzinsky has served as a Director since August 27, 1999. He is a Certified
Public Accountant and a Certified Management Consultant. Prior to his retirement on June 1, 1996 as a Partner in Deloitte Consulting LLC, a wholly-owned subsidiary of Deloitte & Touche LLP, he served for many years as the firm's
National Director-Media Industry Services. He previously served Times Mirror
Company as Vice President of Finance & Administration/Book Publishing Group and
Parents' Magazine Enterprises, Inc. as Chief Accounting Officer. Ruzinsky
continues serving as a member of the Pace University/Dyson School of Liberal
Arts & Sciences/Master of Science in Publishing Advisory Board. He is currently a member of the Board of Dowden Publishing Company, Inc., a provider of specialized publications and customized communication products for healthcare professionals and consumers. In addition, for the past twenty-five years, he has been a consultant to The CPA Journal, published by the New York State Society of
Certified Public Accountants.

DONALD GUNN, DIRECTOR:
Donald Gunn has served as a Director since December 23, 1999. Since December 13,
1999, he has served as Vice President of Media Sciences, Inc. Gunn manages product development and strategic major account relationships for Media
Sciences. He founded ultraHue, Inc., a manufacturer of ink and toner products for computer printers in March 1996. He served as President and Chief Executive
Officer of ultraHue until we acquired ultraHue on December 13, 1999. From June
1997 to November 1998, he served as the Western Sales Manager for Invention
Machine Corporation, a Boston based provider of software designed to aid engineers in the development of engineering solutions. From August 1995 to May
1997, he worked as Regional Manager for the Pacific Northwest for 3D Systems,
located in Valencia, California, a company that produces stereo lithography machines. From October 1987 to August 1995, he worked for the Color Printer
Division of Tektronix, Inc., located in Wilsonville, Oregon, in various sales and marketing positions, including Major Account Manager and VAR Account Manager for the Western United States. From July 1986 to October 1987, he worked as a sales manager for Silma, Inc., located in Santa Clara, California, a company that produced software for industrial equipment. From January 1985 to June 1986, he was the Western Area Sales Manager for AAB Robotics, located in Fort Collins,
Colorado, a company that produced equipment for the welding industry. He received a Bachelors of Science degree in Electrical Engineering from the
University of Illinois in 1974.

HENRY ROYER, DIRECTOR:
Henry Royer has served as a Director since December 23, 1999. From 1965 to 1983,
Royer held several positions at First National Bank of Duluth in 1965, serving as Executive Vice President/Loans when he left First National Bank. He then joined The Merchants National Bank of Cedar Rapids, now named US Bank Cedar
Rapids, N.A., where he served as Chairman and President until August 1994. From
September 1994 through December 31, 1997, he served as the President and Chief
Executive Officer of River City Bank, Sacramento, California. He served as an
Independent Trustee of Berthel Growth & Income Trust I from its date of inception in 1995 through February 5, 1999, when he resigned to join Berthel
Fisher & Company Planning Inc., and was elected President of Berthel Trust in
July 1999. He was elected President of Berthel SBIC, LLC in August 1999. He currently serves as Chairman of the board of Cedar Rapids Bank and Trust and currently serves on various Boards of privately held companies. He graduated in
1953 from Colorado College with a B.A. in Money and Banking.

________________________________________________________________________________

DIRECTOR COMPENSATION

We have a compensation plan for our independent directors. Eligible outside directors are paid $3,000 per year, payable quarterly, for attendance at regular and special meetings and may be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and for other expenses incurred in their capacity as directors of
Media Sciences. Outside directors are also granted five-year stock options to purchase 10,000 shares of common stock, exercisable at the fair market value on the date of appointment to the Board, and will be granted, annually, additional stock options to purchase 5,000 shares of common stock in each July, or as soon as practicable after the fiscal year end, for continued service on the Board.

BOARD COMMITTEES AND MEETINGS

During the fiscal year that ended on June 30, 2002, the Board of Directors held four meetings. During this period, six of the directors serving on the Board at the time attended or participated in more than 75% of the aggregate of the total number of meetings of the Board of Directors.

We have an Audit Committee, which through the review of our 2002 fiscal year financials consisted of the following members of the Board of Directors: Paul
Baker, Edwin Ruzinsky and Stanley Brooks. The function of the Audit Committee includes reviewing internal financial information, monitoring cash flow, budget variances and credit arrangements, reviewing the audit program of Media
Sciences, reviewing with Media Sciences' independent accountants the results of all audits upon their completion, annually selecting and recommending independent accountants, overseeing the quarterly unaudited reporting process and taking such other action as may be necessary to assure the adequacy and integrity of all financial information distribution by Media Sciences. Each member of the Audit Committee is independent as defined under the American
Stock Exchange's listing standards. The Audit Committee consists of non-employee directors whom Media Sciences has determined are free of any relationship that could influence their judgement as a committee member and are not associated with a major vendor to, or a customer of, Media Sciences. The Audit Committee met one time in connection with fiscal year 2002.

We have a Compensation Committee, which has consisted of the following members of the Board of Directors: Paul Baker, Stanley Brooks and Michael W. Levin. The
function of the Compensation Committee is to make determinations concerning salaries and incentive compensation for our officers and employees.

Members of the Audit Committee and Compensation Committee are selected each year by our Board of Directors after our annual stockholders' meeting. Selection to a committee of the Board of Directors is determined by the majority vote of the
Board of Directors. The Board of Directors intends to elect incumbent directors who are re-elected to the Board of Directors to continue to serve on the committees they presently serve. The Board of Directors intends to elect the following persons to the Audit Committee: Paul Baker, Edwin Ruzinsky and Henry
Royer. The Board of Directors intends to elect the following persons to the
Compensation Committee: Paul Baker, Stanley Brooks and Michael W. Levin.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee recommends to the Board of Directors the selection of the Company's independent auditors, who are responsible for expressing an opinion on the conformity of the
Company's audited financial statements to generally accepted accounting principles. Management has primary responsibility for the financial statements, the reporting process, and internal controls. The Audit Committee acts under a written charter, first adopted and approved in fiscal year 2000. The Audit
Committee held one meeting in 2002. The members of the Audit Committee are independent directors as defined by the Audit Committee charter and the rules of the American Stock Exchange.

The Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended June 30, 2002 with management and with representatives of Wiss & Company, LLP, the Company's independent accountants.

________________________________________________________________________________

The Audit Committee has discussed with representatives of Wiss & Company the matters required to be discussed by Statement on Auditing Standards No. 61
(Communication with Audit Committees).

The Audit Committee has received the written disclosures and the letter from
Wiss & Company required by Independence Standards Board Standard No. 1
(Independence Discussions with Audit Committees), and discussed with them their independence.

Based on these reviews and discussions, the Audit Committee recommended to the
Board of Directors that the audited financial statements be included in the
Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Paul Baker
Edwin Ruzinsky
Stanley Brooks

________________________________________________________________________________

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below sets forth information concerning the annual and long-term compensation during our last three fiscal years of our Chief Executive Officer and all of our other officers ("Named Executive Officers").

--------------------------------------- ------------ ----------- ------------- ---------------------  ------------
                                                                                    Long Term
                                                                                   Compensation
                                                  Annual Compensation                 Awards
                                                                               Securities Underlying    All Other
Name and Principal Position                Year        Salary         Bonus       Options/SARS (#)    Compensation
--------------------------------------- ------------ ----------- ------------- ---------------------  ------------

Michael W. Levin                           2002        $150,000    $15,000 (a)              0 (b)           $2,625
Chief Executive Officer and President      2001        $150,490         $0                  0               $2,490
                                           2000        $131,717         $0                  0               $2,503

Frances Blanco                             2002        $100,000    $15,000 (a)              0               $2,787
Vice President, Treasurer and              2001         $90,000         $0            100,000 (c)           $2,625
Secretary                                  2000         $85,493     $9,920                  0               $2,554

Duncan Huyler                              2002        $107,185     $8,000 (a)              0                 $223
Vice President                             2001        $105,485         $0            100,000 (c)           $2,637
                                           2000         $96,725         $0                  0               $1,765

Duncan Yates                               2002        $118,184    $15,000 (a)              0               $1,012
Vice President                             2001        $110,000    $10,000            100,000 (d)             $938

Donald Gunn                                2002         $80,000         $0             50,001 (f)           $1,510
Vice President of Media Sciences, Inc.     2001         $80,000         $0                  0               $1,681
                                           2000 (e)     $43,333         $0             50,001                   $0
--------------------------------------- ------------ ----------- ------------- ---------------------  ------------
(a)   Refers to bonus compensation, including deferred bonus of $7,500 for each of Levin, Blanco and Yates, and of $4,000 for Huyler.
(b)   Does not include the vesting in fiscal year ended 2002 of previously granted options. In 1998, we granted Michael W. Levin stock options, exercisable for five years at $1.375 per share, to purchase 500,000 shares of common stock. These stock options vest only after we achieve certain corporate levels of earnings: 125,000 stock options following the first fiscal year that our earnings before interest, taxes, depreciation and amortization exceeds each of $500,000, $1,000,000, $1,500,000 and
      $2,000,000. These stock options are cumulative and are subject to anti-dilution rights. Stock options to purchase 250,000 shares vested based upon the achievements of the first two vesting criteria in the 2000 fiscal year, and stock options to purchase an additional 125,000 shares vested due to the achievement of the third vesting criteria in fiscal year ended 2002.
(c)   Refers to stock options granted in fiscal year 1999 and reissued in fiscal year 2001. Each of Frances Blanco and Duncan Huyler have five-year stock options to purchase up to 100,000 shares of common stock, subject to vesting only after we achieve certain corporate levels of earnings: stock options to acquire 25,000 shares can be exercised following the first fiscal year that our earnings before interest, taxes, depreciation and amortization exceed each of $500,000, $1,000,000, $1,500,000 and
      $2,000,000. For each of Blanco and Huyler, stock options to purchase
      50,000 shares vested based upon the achievements of the first two vesting criteria in the 2000 fiscal year, and stock options to purchase an additional 25,000 shares vested based upon the achievement of the third vesting criteria in the 2002 fiscal year. The exercise price is $1.25 per share.
(d)   Refers to stock options to purchase up to 100,000 shares of common stock, exercisable at $1.25 per share, of which stock options to acquire 50,000 shares vested immediately and stock options to acquire an additional
      50,000 shares subject to vesting only after we achieve certain corporate levels of earnings: stock options to acquire 25,000 shares can be exercised following the first fiscal year that our earnings before interest, taxes, depreciation and amortization exceed each of $1,500,000 and $2,000,000. Stock options to purchase an additional 25,000 shares vested based upon the achievement of the first vesting criteria in the
      2002 fiscal year.

________________________________________________________________________________

(e)   Donald Gunn became a director of Media Sciences and an officer of Media
      Sciences, Inc. on December 23, 1999. His reported fiscal year 2000 compensation covers a six-month period.
(f)   Refers to stock options, granted in fiscal year 2000 and reissued in fiscal year 2002, to purchase 50,001 shares of our common stock, subject to vesting over a three year period, exercisable for five years at $1.27 per share.

OPTION GRANTS IN FISCAL 2002

The table below sets forth information concerning stock options granted during the fiscal year ended June 30, 2002 to the Named Executive Officer. The percentage of total stock options is based on 88,503 stock options granted to officers, directors, and employees during the 2002 fiscal year.

----------- -------------------- ------------------------ ----------- ---------------
            Number of Securities Percent of Total Options
             Underlying Options   Granted to Employees in Exercise of
                  Granted               Fiscal Year       Base Price  Expiration Date
Name                (#)                                     ($/Sh)
----------- -------------------- ------------------------ ----------- ---------------
Donald Gunn        50,001                  56.6%             $1.27        12-13-04
----------- -------------------- ------------------------ ----------- ---------------

The table above does not include the vesting in connection with fiscal year ended 2002 of previously granted options to certain Named Executive Officers. On
September 24, 2002, the Board of Directors made a determination, based on the achievement of certain corporate milestones in fiscal year ended 2002, that certain Named Executive Officers are deemed vested, as of June 30, 2002, with the following additional previously granted options: Michael Levin, with 125,000 options exercisable at $1.375 per share; and each of Frances Blanco, Duncan
Huyler and Duncan Yates, with 25,000 options exercisable at $1.25 per share.

OPTION EXERCISES IN FISCAL 2002 AND YEAR END OPTION VALUES

The following table sets forth information concerning the value of unexercised stock options at June 30, 2002 for the Named Executive Officers. The dollar values of the options were determined by multiplying the number of stock options by the difference between the fair market value of a share of common stock underlying an option and the exercise price of the option. Out-of-the-money options are reported as having a dollar value of $0. The last sale price of a share of our common stock on June 27, 2002 was $0.97, as reported by AMEX.

-----------------  ---------------  --------  ----------------------------  --------------------------
                                                 Number of Unexercised         Value of Unexercised
                      Number of                  Securities Underlying         In-the-Money Options
                   Shares Acquired   Value      Options at Fiscal Year End      at Fiscal Year End
Name                 on Exercise    Realized
                                              ----------------------------  --------------------------
                                              Exercisable    Unexercisable  Exercisable  Unexercisable
-----------------  ---------------  --------  -----------    -------------  -----------  -------------
Michael W. Levin          0            0          426,223          125,000           $0             $0
Frances Blanco            0            0           82,741           25,000           $0             $0
Duncan Huyler             0            0           84,265           25,000           $0             $0
Duncan Yates              0            0          100,430           25,000           $0             $0
Donald Gunn               0            0           33,334           16,667           $0             $0
-----------------  ---------------  --------  -----------    -------------  -----------  -------------

________________________________________________________________________________

EMPLOYMENT AGREEMENT WITH NAMED EXECUTIVE OFFICER

Michael W. Levin serves as our Chief Executive Officer and President pursuant to a five-year employment agreement that began on May 1, 1998, as amended September
1, 1998. His current annual salary for fiscal year 2003 is to be $150,000. Under the employment agreement, his salary is to increase annually by the cost-of-living adjustments tied to the Consumer Price Index. We may increase his salary at any time. Commencing in fiscal year 2001 and each year thereafter, his annual salary is to increase, each quarter, by one percent of our earnings before interest, taxes, depreciation and amortization in the prior fiscal year.
We granted him 500,000 five-year stock options to purchase 500,000 shares of common stock. These stock options vest only after we achieve certain corporate levels of earnings. The exercise price for the stock options is $1.375 per share. He may exercise 125,000 stock options following the first fiscal year that our earnings before interest, taxes, depreciation and amortization exceed each of $500,000, $1,000,000, $1,500,000 and $2,000,000. Stock options to purchase 375,000 shares vested due to the achievement of the first three vesting criteria through the fiscal year ended 2002. These stock options are cumulative and are subject to anti-dilution rights.

He is also entitled to receive:

      o     death benefits of $100,000,
      o     a fifteen-year term life insurance policy for $1,000,000,
      o     a luxury automobile, and
      o     reimbursement for reasonable travel and other business related expenses.

We may also award him financial or other bonuses as determined by the Board of
Directors.

If we undergo a "change of control," we must pay him an amount equal to 290% of his salary and his incentive based stock options shall vest immediately. He has the right to terminate his employment if we undergo a change in control. As defined in his employment agreement, a change of control refers to:

      o     the acquisition, other than directly from Media Sciences, of 25% or more of our common stock or our voting securities by persons other than Media Sciences or Levin;
      o     a change in a majority of our Board of Directors of which our Board does not approve or that results from a proxy contest;
      o     a reorganization, merger, consolidation or sale of substantially all of our assets after which our stockholders do not own, in the same proportion, more than 50% of the voting power, after which a majority of the board of directors changes, and after which a new stockholder beneficially owns 25% or more of the voting power; or
      o     stockholder approval of our liquidation or dissolution.

STOCK OPTION PLAN

Under our incentive stock option plan for employees, which was adopted by our
Board of Directors and approved by our shareholders in 1998, we reserved 500,000 shares of our common stock for issuance pursuant to exercises of incentive stock options. An incentive stock option entitles the holder to purchase a share of our common stock at a purchase price equal to the fair market value of the common stock on the day of grant. As of June 30, 2002, option holders have exercised options to purchase 35,917 shares of common stock, and we had outstanding incentive stock options to purchase approximately 306,728 shares of common stock, exercisable, subject to vesting, for five or ten years from the date of grant at prices of $1.09 to $3.31. If we undergo a "change of control,"
the incentive based stock options shall vest immediately.

                                       10
________________________________________________________________________________

EMPLOYEE PROFIT SHARING PLAN

We have a tax-qualified employee paired profit sharing plan sponsored by Scudder
Financial Services, Inc. This 401(k) plan covers all of our employees that have been employed for at least six months and meet other age and eligibility requirements. Under the 401(k) plan, employees may choose to reduce their current compensation by up to 15% each year and have that amount contributed to the 401(k) plan. We make matching contributions equal to 25% of the employee's contribution. In our discretion, we may contribute unmatched contributions. The
401(k) plan qualifies under Section 401 of the Internal Revenue Code, so that we can deduct contributions by employees or by us. Employee contributions to the
401(k) plan are fully vested at all times, and our contributions, if any, vest at the rate of 25% after two years and after two years at the rate of 25% a year until fully vested.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Media Sciences'
directors and executive officers, and persons who own more than ten percent of
Media Sciences' common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Media Sciences'
common stock. Such persons are also required by SEC regulations to furnish Media
Sciences with copies of all such Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to Media Sciences, Media
Sciences is not aware of any material delinquencies in the filing of such reports.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 31, 2001, we issued warrants to purchase up to 200,000 shares of our common stock at $1.00 per share to Consonant Services Group in consideration for consulting services. Consonant Services Group is a joint venture of which Paul
Baker, a director of Media Sciences, is a member and the beneficial owner of
25,000 warrants issued to Consonant Services Group. The warrants, which were valued at $25,000, based on the value of consulting services received, expire on
May 31, 2006.

On June 5, 2001, we issued a $400,000 promissory note and warrants to purchase up to 200,000 shares of our common stock at $1.00 per share to Consonant
Services Group, a joint venture of which Paul Baker, a director of Media
Sciences, is a member. The note matures on June 5, 2003 and bears simple interest at the rate of 12% per year. The note is secured by a security agreement which covers all corporate assets. In the event of default on repayment, as penalty, the simple interest rate shall be increased to a rate of
20% per year commencing from the date of default.

On July 2, 2001, we granted options to purchase 5,000 shares of common stock, exercisable for five years at $2.00 per share to each of Paul Baker, Berthel
SBIC, Brookstreet Securities Corporation, and Ed Ruzinsky in connection with their services on the Board of Directors.

On September 11, 2001, our Board of Directors voted to offer our preferred shareholders the option to receive payment in kind, through a common stock issuance at $1.10 per share, the fair market value of our common stock on that date. On September 17, 2001, Berthal SBIC elected to its dividend payment through the payment in kind, totaling $57,500 and consisting of 52,273 shares of stock for the two periods ending March 31, 2001 and June 30, 2001.

On December 27, 2001, December 28, 2001 and January 11, 2002, Michael W. Levin
purchased for the sum of $10,300 an aggregate of 10,000 shares of Media Sciences common stock in the open market at prices from $1.00 to $1.05 per share.

On May 22, 2002, Edwin Ruzinsky purchased 10,000 shares of Media Sciences common stock for $12,180 in the open market.

                                       11
________________________________________________________________________________

On June 14, 2002, we issued short-term promissory notes aggregating $175,000 and warrants to purchase up to 87,500 shares of our common stock exercisable for five years at $1.00 per share to seven note holders: Paul Levin, Frank and Edna
Blanco, Nathan D. Watters, Adam H. Watters, Mitchell Baker, Esther Baker, and
Harold and Marsha Kugelman. The notes mature in December 2002 and bear simple interest at the rate of 12% per year. In the event of default on repayment, as penalty, the simple interest rate shall be increased to a rate of 20% per year commencing from the date of default. The note holders are persons who bear the following relationships with Media Sciences or with our officers and directors:
Paul Levin is the father of Michael W. Levin, President and Chairman of Media
Sciences; Frank and Edna Blanco are the parents of Frances Blanco, Vice
President and a director of Media Sciences; Mitchell Baker is the son of Paul
Baker, a director of Media Sciences; and Esther Baker is the wife of Paul Baker.
Each of Michael W. Levin, Frances Blanco, and Paul Baker disclaims beneficial ownership of these notes and related warrants, except that Paul Baker may be deemed the beneficial owner of the $25,000 note and 12,500 warrants acquired by his wife as part of the transaction.

On September 24, 2002, the Board of Directors made a determination, based on the achievement of certain corporate milestones in fiscal year ended 2002, that certain management personnel are deemed vested as of June 30, 2002, with the following options: Michael Levin, with 125,000 options exercisable at $1.375 per share; and each of Frances Blanco, Duncan Huyler and Duncan Yates, with 25,000 options exercisable at $1.25 per share. These options were previously granted under terms of the respective recipient's employment agreements under certain vesting conditions in connection with the company attaining certain specified corporate milestones.

On September 24, 2002, we granted options to purchase 5,000 shares of common stock, exercisable for five years at $0.65 per share to each of Paul Baker,
Berthel SBIC, and Ed Ruzinsky in connection with their services on the Board of
Directors.

                                       12
________________________________________________________________________________

                                 STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below sets forth, as of September 24, 2002, the shares of our common stock beneficially owned by each person known to us to be the beneficial owner of more than five percent of our outstanding shares of common stock, except that the security ownership of management is provided in a separate table. This information was determined in accordance with Rule 13(d)-3 under the Securities
Exchange Act of 1934, and is based upon the information provided by the persons listed below.

All persons named in the table have the sole voting and dispositive power with respect to common stock beneficially owned. Beneficial ownership of shares of common stock that are acquirable within 60 days upon the exercise or conversion of stock options, warrants, or preferred are listed separately, and for each person named in the table, the calculation of percent of class gives effect to those acquirable shares.

You should consider the following factors when reviewing the table:

      o     Berthel SBIC's beneficial ownership includes shares of common stock which may be acquired upon the conversion of 100,000 series A preferred stock shares, at an assumed conversion rate of one preferred stock share into five shares of common stock, the exercise of options to acquire 25,000 shares, and the exercise of warrants to acquire 323,000 shares. The beneficial owners of Berthel SBIC are:
            Thomas J. Berthel, Chief Executive Officer and Chairman; Ronald O.
            Brendengen, Chief Financial Officer and Chief Operation Officer;
            Henry Royer, President; Leslie D. Smith, Secretary; and Julie K.
            Driscoll, Assistant Secretary.
      o     General Conference Corp. of Seventh-Day Adventists' beneficial ownership includes shares of common stock which may be acquired upon the conversion of 50,000 series A preferred stock shares, at an assumed conversion rate of one preferred stock share into five shares of common stock, and the exercise of warrants to acquire
            100,000 shares.
      o     Charles C. and Charles F. Bearoff's beneficial ownership includes shares of common stock which may be acquired upon the conversion of
            50,000 series A preferred stock shares, at an assumed conversion rate of one preferred stock share into five shares of common stock, and the exercise of warrants to acquire 100,000 shares.
      o     Brookstreet Securities Corporation's beneficial ownership includes shares of common stock which may be acquired upon the exercise of stock options to acquire 15,000 shares and the exercise of warrants to acquire 255,900 shares. The beneficial owner of Brookstreet
            Securities Corporation is Stanley Brooks.
      o     David L. Rosier's beneficial ownership includes shares of common stock which may be acquired upon the exercise of warrants to acquire
            263,850 shares.

---------------------------------------------    -------------------    -----------------    --------
                                                                        Additional Shares
Name and Address                                  Amount and Nature     Acquirable Within    Percent
of Beneficial Owner                              of Beneficial Owner         60 days         of Class
---------------------------------------------    -------------------    -----------------    --------

Berthel SBIC, LLC                                             82,535              848,000       21.2%
  100 Second Street SE,
  Cedar Rapids, Iowa 52407
General Conference Corp. of Seventh-Day                       28,750              350,000        9.8%
Adventists
  12501 Old Columbia Pike
  Silver Springs, MD 20904
Charles C. and Charles F. Bearoff                                  0              350,000        9.0%
  P.O. Box 37
  Bridgeport, PA 19405
Brookstreet Securities Corporation                                 0              270,900        7.1%
  2361 Campus Drive #210
  Irvine, CA 92612
David L. Rosier                                                    0              263,850        7.0%
  c/o Brookstreet Securities Corporation
  2361 Campus Drive #210
  Irvine, CA 92612
---------------------------------------------    -------------------    -----------------    --------

                                       13
________________________________________________________________________________

SECURITY OWNERSHIP OF MANAGEMENT

The table below sets forth, as of September 24, 2002, the shares of our common stock beneficially owned by each of our officers and directors, and by all of our officers and directors as a group. This information was determined in accordance with Rule 13(d)-3 under the Securities Exchange Act of 1934, and is based upon the information provided by the persons listed below.

All persons named in the table have the sole voting and dispositive power with respect to common stock beneficially owned. Beneficial ownership of shares of common stock that are acquirable within 60 days upon the exercise or conversion of stock options, warrants, or preferred are listed separately, and for each person named in the table, the calculation of percent of class gives effect to those acquirable shares.

You should consider the following factors when reviewing the table:

      o     For each of Michael Levin, Frances Blanco, Duncan Huyler and Duncan
            Yates, reported beneficial ownership includes options that the Board of Directors determined on September 24, 2002 to be deemed vested in connection with the achievement of certain corporate milestones as of June 30, 2002.
      o     The reported beneficial ownership of Paul Baker includes warrants held by his wife to purchase 12,500 shares of common stock exercisable at $1.00 per share and expiring on June 12, 2002.
      o     Henry Royer's reported beneficial ownership refers to the beneficial ownership of Berthel SBIC.
      o     Stanley Brooks' reported beneficial ownership refers to the beneficial ownership of Brookstreet Securities Corporation.

The address of each of the persons named in the table is Media Sciences
International, Inc., 40 Boroline Road, Allendale, New Jersey 07401, except for
Henry Royer whose address is c/o Berthal SBIC, 100 Second Street SE, Cedar
Rapids, Iowa 52407, and Stanley Brooks whose address is c/o Brookstreet
Securities Corporation, 2361 Campus Drive #210, Irvine, CA 92612.

---------------------------------------------    -------------------    -----------------    --------
                                                                        Additional Shares
Name and Address                                  Amount and Nature     Acquirable Within    Percent
of Beneficial Owner                              of Beneficial Owner         60 days         of Class
---------------------------------------------    -------------------    -----------------    --------

Michael W. Levin                                           1,518,450              426,223       49.1%
Frances Blanco                                                40,775               82,741        3.4%
Duncan Huyler                                                 40,775               84,265        3.5%
Duncan Yates                                                  20,300              100,430        3.3%
Paul Baker                                                    67,500               85,500        4.2%
Edwin Ruzinsky                                                10,000               25,000        1.0%
Donald Gunn                                                   58,333               16,667        2.1%
Henry Royer                                                   82,535              848,000       21.2%
Stanley Brooks                                                     0              270,900        7.1%
---------------------------------------------    -------------------    -----------------    --------
All present officers and directors as a group              1,838,668            1,939,726       69.0%
(9 persons)
---------------------------------------------    -------------------    -----------------    --------

CHANGES IN CONTROL

We do not have any arrangements that may result in a change in control.

                                       14
________________________________________________________________________________

                                 PROPOSAL NO. 2
              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

We are asking our stockholders to ratify the selection of Wiss & Company, LLP as our independent accountants for the fiscal year ending June 30, 2003. Although stockholder action in this matter is not required, the Board of Directors believes that it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of our financial controls and reporting. The affirmative vote of a majority of the votes of stockholders entitled to vote at the Annual Meeting at which a quorum is present is required to ratify the selection of Wiss & Company as our independent auditors. If our stockholders fail to ratify the appointment, the Board of Directors will reconsider the selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year, if the Board of Directors determines that such a change would be in the best interests of Media Sciences and our stockholders.

Wiss & Company has audited our financial statements for the fiscal years ended
April 30, 1998, June 30, 1999, June 30, 2000, June 30, 2001 and June 30, 2002.
Wiss & Company has advised us that Wiss & Company has no direct or indirect financial interest in Media Sciences or in any of its present or former subsidiaries, and that Wiss & Company has had, during the last three years, no connection with Media Sciences or any of our present or former subsidiaries or affiliates other than as independent auditors and related activities. A representative of Wiss & Company is expected to be present at the Annual
Meeting, will have the opportunity to make a statement if the representative desires to speak, and will be available to respond to appropriate questions of stockholders.

The Audit Committee reviews audit and non-audit services performed by Wiss &
Company as well as the fees charged by Wiss & Company for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor's independence.

AUDIT FEES

The following table sets forth approximate aggregate fees billed to us for fiscal year 2002 by Wiss & Company:

      Audit Fees                                                      $39,195
      Financial Information Systems Design and Implementation Fees    $     0
      All Other Fees                                                  $16,792
                                                                      -------
            TOTAL FEES                                                $55,987

The fees reported under the category All Other Fees related primarily to services rendered in connection with tax matters and review of our registration statement filings.

REQUIRED VOTE

The affirmative vote of a majority of the outstanding shares of common stock is required to adopt the proposed corporate name change. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at our Annual Meeting.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
            THE RATIFICATION OF THE SELECTION OF WISS & COMPANY, LLP.

                                       15
________________________________________________________________________________

                              STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in our next Annual Meeting and related proxy materials must be received by June 30, 2003. In addition, we must receive proposals of Media Sciences' stockholders intended to be presented at the Annual
Meeting of Cadapult before August 30, 2003. Proposals for inclusion in our Proxy
Statement or for presentation at the Annual Meeting must be submitted to us in writing at c/o Media Sciences International, Inc., 40 Boroline Road, Allendale,
New Jersey 07401, Attention: Secretary. There are additional requirements regarding proposals of stockholders, and a stockholder contemplating submission of a proposal is referred to Rule 14a-8 promulgated under the Securities
Exchange Act of 1934. We did not receive any stockholder proposals in connection with this Proxy Statement and our Annual Meeting.

                                  ANNUAL REPORT

We will mail without charge, upon written request, a copy of our annual report on Form 10-KSB, including the financial statements, schedules, and list of exhibits. Requests should be sent to: Media Sciences International, Inc., 40
Boroline Road, Allendale, New Jersey 07401, Attn.: Investor Relations.

                             OTHER ACTION AT MEETING

Our Board of Directors knows of no other matters, except the proposals in this
Proxy Statement, for stockholder action at the Special Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements, the Board of Directors intends that the stockholders at the meeting will vote upon such matters in accordance with their best judgment.

                     VOTING VIA THE INTERNET OR BY TELEPHONE

As a stockholder, you may vote by returning your completed proxy in the enclosed, prepaid envelope.

A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares telephonically by calling the telephone number referenced on your voting form or you may vote via the Internet by going to http://www.proxyvote.com and following the instructions on your screen.

Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

If your shares are held in your name directly with Media Sciences International or our transfer agent, Continental Stock Transfer & Trust Company, you may vote by returning the proxy or at the meeting; however, you not vote by Internet or by telephone.

                                              By Order of the Board of Directors

                                              /s/ Frances Blanco
                                              Frances Blanco
                                              Secretary

Allendale, New Jersey
October 21, 2002

ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING
PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR TO VOTE ELECTRONICALLY VIA
THE INTERNET OR TELEPHONE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

                                       16
________________________________________________________________________________

                                [FORM OF PROXY]

PROXY
================================================================================

                       MEDIA SCIENCES INTERNATIONAL, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF
                       MEDIA SCIENCES INTERNATIONAL, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                       NOVEMBER 21, 2002 at 1:00 p.m. EST.

All stockholders are cordially invited to attend the annual meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the special meeting may vote in person even if he or she has returned a proxy.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO
COMPLETE, SIGN AND DATE THIS PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN
THE ENCLOSED ENVELOPE.

The undersigned stockholder of MEDIA SCIENCES INTERNATIONAL, INC., a Delaware
corporation, hereby acknowledges receipt of the Notice of Annual Meeting of
Stockholders and Proxy Statement, each dated October 21, 2002, and hereby appoints Frances Blanco, proxy and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of MEDIA SCIENCES
INTERNATIONAL, INC. to be held on November 21, 2002 at 1:00 p.m., local time, at the American Stock Exchange, 86 Trinity Place, New York, New York 10006 and at
any adjournment(s) thereof and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on all the matters set forth on the right side.

THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY
WILL BE VOTED FOR THE SIX NOMINEES FOR ELECTION, AND FOR THE RATIFICATION OF
              ---                                    ---
THE APPOINTMENT OF WISS & COMPANY, LLP, AND AS SAID PROXY DEEMS ADVISABLE ON
SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

                   (CONTINUED AND TO BE SIGNED ON THE RIGHT)

                   THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT.

================================================================================

PROXY

                       MEDIA SCIENCES INTERNATIONAL, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                       November 21, 2002 at 1:00 p.m. EST.

PLEASE INDICATE YOUR VOTE BY FIRMLY PLACING AN "X" IN THE APPROPRIATE BOX NEXT
TO THE NUMBERED PROPOSAL WITH BLUE OR BLACK INK ONLY. PLEASE MARK YOUR VOTES AS
INDICATED IN THIS EXAMPLE [ x ]

1.    ELECTION OF DIRECTORS

      FOR all nominees listed below
      ---
      (except as marked to the contrary below):                       [________]

      WITHHOLD AUTHORITY to                                           [________]
      ------------------
      vote for all nominees listed below:

      Nominees: Michael W. Levin, Frances Blanco, Paul C. Baker, Edwin Ruzinsky,
      Donald Gunn, and Henry Royer

      (INSTRUCTION: To withhold authority to vote for any individual nominee,
       -----------
      write that nominee's name on the space provided below)

      ------------------------------------------------------

2.    PROPOSAL TO RATIFY THE APPOINTMENT OF WISS & COMPANY, LLP AS INDEPENDENT
      PUBLIC ACCOUNTANTS OF MEDIA SCIENCES FOR THE FISCAL YEAR ENDING JUNE 30,
      2003

           FOR                        [________]
           AGAINST                    [________]
           ABSTAIN                    [________]

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON SEPTEMBER 27, 2002 ARE
ENTITLED TO NOTICE OF AND TO VOTE AT THE MEETING.

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.
Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature  __________________________  Date: ___________________

Signature  __________________________  Date: ___________________

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN, AND RETURN THIS PROXY IN THE
ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.